UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Definitive Proxy Statement

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Soliciting Material Pursuant to §240.14a-12

Trinity Place Holdings Inc.

(Name of Registrant as Specified in its Charter)

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TRINITY PLACE HOLDINGS INC.
340 Madison Avenue, Suite 3C
New York, New York 10173
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
NOTICE IS HEREBY GIVEN that the 2018 Annual Meeting of Stockholders of Trinity Place Holdings Inc., a Delaware corporation (the “Company”), will be held at Convene at 101 Park Ave, New York, NY 10178 on June 14, 2018 beginning at 10:00 am (local time) for the following purposes:
1.
The election of each of Alexander C. Matina and Jeffrey B. Citrin as a Class II member of our Board of Directors by the holders of our Common Stock and the election of Joanne M. Minieri as a Class II member of our Board of Directors by the holder of our Special Stock;

2.
The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the calendar year ending December 31, 2018 by the holders of our Common Stock;

3.
The approval, on an advisory basis, of the compensation of the Company’s named executive officers by the holders of our Common Stock; and

4.
The transaction of such other business, if any, as may properly come before the meeting.

Stockholders of record at the close of business on April 20, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement of the meeting.
A proxy for use at the Annual Meeting in the form attached to this notice is being solicited by and on behalf of our Board of Directors from the holders of our Common Stock. Stockholders with shares registered in their name or with appropriate documents may withdraw their proxies at the meeting in the event they attend the meeting and desire to vote in person, and they may revoke their proxies for any reason at any time prior to the voting thereof.
By order of the Board of Directors,
/s/ Richard G. Pyontek

Richard G. Pyontek
Corporate Secretary
New York, New York
April 27, 2018
Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 14, 2018:
Our Proxy Statement and Annual Report to Stockholders
will be available on or about April 27, 2018 on our website at www.trinityplaceholdings.com under the Financials tab or through www.proxyvote.com.
YOUR VOTE IS IMPORTANT
Please vote as promptly as possible by using the Internet or telephone or by signing, dating and returning the proxy card mailed to those who receive paper copies of this proxy statement.

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OTHER MATTERS	39
ANNUAL REPORT TO STOCKHOLDERS	39
HOUSEHOLDING OF ANNUAL MEETING MATERIALS	39
STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING	39
ii

340 Madison Avenue, Suite 3C
New York, New York 10173
PROXY STATEMENT
This proxy statement is furnished to stockholders of Trinity Place Holdings Inc. (the “Company”, “we” or “us”) in connection with the solicitation of proxies, in the accompanying form, by our Board of Directors (the “Board of Directors” or “Board”) for use in voting at the 2018 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at Convene at 101 Park Ave, New York, NY 10178, on Thursday, June 14, 2018, at 10:00 a.m. (local time), and at any adjournment or postponement thereof.
We expect our proxy materials, including this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2017 (the “Annual Report”), to be made available to stockholders on or about April 27, 2018 on our website at www.trinityplaceholdings.com under the Financials tab or through www.proxyvote.com.
FREQUENTLY ASKED QUESTIONS ABOUT
OUR PROXY MATERIALS AND THE ANNUAL MEETING
Q:
Why am I receiving these materials?

A:
You are receiving these materials because you were a stockholder of Trinity Place Holdings Inc. at the close of business on April 20, 2018, the date for determining those persons entitled to notice of, and to vote at, the Annual Meeting.

Q:
Why did I receive a notice in the mail or by e-mail about the Internet availability of proxy materials instead of a full set of the materials?

A:
Under rules adopted by the Securities and Exchange Commission (the “SEC”), we have the ability to furnish our proxy materials over the Internet if we send each stockholder of record and each beneficial owner a written notice that the materials are available over the Internet. All stockholders will have the ability to access our proxy materials on the website specified in the notice, free of charge, or to request that a printed set of the materials be sent to them. Instructions on how to access the proxy materials over the Internet or to request printed copies of the proxy materials may be found in the notice. Stockholders may also request to receive proxy materials electronically by e-mail on an on-going basis.

Q:
What am I voting on?

A:
Holders of Common Stock are being asked to vote on the following proposals:

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The election of each of Alexander C. Matina and Jeffrey B. Citrin as a Class II member of the Board of Directors;

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The ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the calendar year ending December 31, 2018;

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The approval, on an advisory basis, of the compensation of the Company’s named executive officers; and

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Such other business, if any, as may properly come before the meeting.

The holder of Special Stock is being asked to vote on the election of Joanne M. Minieri as a Class II member of the Board of Directors.
As of the date of this proxy statement, the Board knows of no other matters that will be brought before the Annual Meeting.

Q:
Who can vote?

A:
The right of the holders of our securities to vote at the meeting is as follows:

Election of two directors by the holders of our Common Stock.   The first proposal to be considered at the meeting is the election of each of Alexander C. Matina and Jeffrey B. Citrin as a Class II member of the Board of Directors by the holders of our Common Stock. All persons that own shares of our Common Stock directly in their name as the stockholder of record are entitled to cast one vote for each share owned. As of April 20, 2018, there were 31,554,643 shares of Common Stock outstanding and entitled to vote.
Election of one director by the holder of our Special Stock.   The matter to be considered at the meeting by the holder of our Special Stock is the election of Joanne M. Minieri as a Class II member of the Board of Directors. The holder of the Special Stock is entitled to cast one vote for each share owned. As of April 20, 2018, there was 1 share of Special Stock outstanding and entitled to vote.
All other matters.   The holders of Common Stock will have the right to vote on other matters properly brought before the meeting. With respect to these matters, each holder of record of Common Stock as of the record date will be entitled to one vote for each share held.
If you are a beneficial owner of stock who holds shares indirectly, such as through a broker, bank or other nominee, you should follow instructions from the record owner of your shares in order to vote your shares.
Q:
What if my shares are registered in more than one person’s name?

A:
If you own shares that are registered in the name of more than one person, each person must sign the proxy. If an attorney, executor, administrator, trustee, guardian or any other person signs the proxy in a representative capacity, the full title of the person signing the proxy must be given and a certificate must be furnished showing evidence of appointment.

Q:
How do I vote?

A:
You have four alternative methods to cast your vote. You may vote:

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Over the Internet;

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By telephone;

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By completing, signing and returning the proxy card, if you requested to receive printed copies of our proxy materials; or

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By attending the Annual Meeting and voting in person.

The Notice of Internet Availability of Proxy Materials contains instructions regarding access to your proxy card, which contains Internet and telephone voting instructions. If you requested to receive printed copies of our proxy materials, instructions for voting over the Internet, by telephone and by mail are set forth on the proxy card. Please follow the applicable instructions carefully.
Q:
What happens if I don’t give specific voting instructions on my proxy card?

A:
If you are a stockholder of record and submit a signed proxy card or submit your proxy by telephone or over the Internet but do not specify how you want to vote your shares on a particular proposal, then the proxy holders will vote your shares in accordance with the recommendation of the Board. If currently unanticipated matters are properly presented for a vote at the Annual Meeting, the proxy holders will vote your shares in accordance with their best judgment.

If you hold your shares in street name with a broker, bank or other nominee and do not provide specific voting instructions, the broker, bank or other nominee holding your shares can generally vote the shares on routine matters, but cannot vote the shares on non-routine matters. At the Annual Meeting, the ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm is considered a routine matter, and the other proposals which are scheduled to be voted on, or which may be properly presented at the meeting for a vote, are considered non-routine matters. If the broker, bank or other nominee holding your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the broker, bank or other nominee holding your shares will inform the inspector of elections that it does not have authority to vote on the matter with respect to your shares. This is generally referred to as a “broker non-vote.” Shares represented by broker non-votes will be counted in determining the existence of a quorum, but are not deemed entitled to vote and, therefore, will have no effect on the outcome of the voting and such broker non-votes will not be included in the number of shares present in person or by proxy and entitled to vote on the matter from which the number of votes required for approval is calculated.
Q:
Can I change my mind after I vote?

A:
Yes, you can change your vote at any time before the polls close at the Annual Meeting. There are four methods by which you can effect a change in your vote:

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Vote again by telephone or over the Internet prior to 11:59 p.m., Eastern Standard Time, on June 13, 2018;

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Give written notice to the Corporate Secretary at the address of our principal executive offices specified on the first page of this proxy statement;

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Deliver a later-dated proxy; or

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Vote in person at the Annual Meeting.

Q:
Can I vote at the Annual Meeting?

A:
Yes, if you attend the Annual Meeting in person. Even if you plan to be present at the Annual Meeting, we urge you to vote your shares by proxy. If you vote your shares by proxy, you can change your mind and vote your shares at the Annual Meeting if you attend in person. If you are a beneficial owner of stock who holds shares indirectly through a broker, bank or other nominee, you must obtain a legal “proxy” from the record owner of your shares in order to vote in person.

Q:
How many shares must be present to conduct business at the Annual Meeting?

A:
If the single outstanding share of Special Stock as well as a majority of the outstanding shares of Common Stock entitled to vote at the meeting are present in person or by proxy, sufficient shares will be present at the Annual Meeting to conduct business on all proposals. This is typically referred to as the quorum requirement.

Q:
How many votes are needed to elect directors?

A:
At the Annual Meeting, the holders of our Common Stock will be asked to vote on the election of two directors and the holder of our Special Stock will be asked to vote on the election of one director. Directors will be elected by a plurality of the votes cast, either in person or by proxy. Stockholders cannot cumulate votes in the election of directors. Abstentions and broker non-votes have no effect on the outcome of director elections. Accordingly, if a quorum is present and assuming no director nominations by stockholders at the Annual Meeting, the three nominated directors will be elected for the terms described in these proxy materials.

Q:
How many votes are needed to ratify the appointment of BDO USA, LLP as our independent registered public accounting firm?

A:
Ratification of the appointment of our independent registered public accounting firm requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to the ratification of the appointment of our independent registered public accounting firm will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” the ratification of the appointment of our independent registered public accounting firm, they will have the same effect as negative votes or votes against the matter. As noted above, the ratification of the appointment of BDO USA, LLP is considered a routine matter under applicable rules, and therefore no broker non-votes are expected in connection with this proposal.
Q:
How many votes are needed to approve, on an advisory basis, the compensation of the Company’s named executive officers?

A:
Approval, on an advisory basis, of the compensation of the Company’s named executive officers requires the affirmative vote of a majority of the votes represented at the meeting and entitled to vote on the matter. In accordance with Delaware law, only votes cast “FOR” a matter constitute affirmative votes. A properly executed proxy marked “abstain” with respect to approval, on an advisory basis, of the compensation of the Company’s named executive officers, will not be voted, although it will be counted for purposes of determining whether there is a quorum. Since abstentions will not be votes cast “FOR” approval, on an advisory basis, of the compensation of the Company’s named executive officers, they will have the same effect as negative votes or votes against the matter. As noted above, broker non-votes will have no effect on this matter.

Q:
Who will pay the cost of soliciting votes for the Annual Meeting?

A:
We will pay the cost of preparing, assembling, printing, mailing and distributing our proxy materials. The solicitation of proxies or votes may be made by mail, in person, by telephone, by electronic and facsimile transmission or similar methods by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. In addition, we may reimburse the Transfer Agent, brokerage firms and other persons representing beneficial owners of shares of our Common Stock for their expenses in forwarding solicitation material to such beneficial owners.

Q:
Is my vote confidential?

A:
Yes. We encourage stockholder participation in corporate governance by ensuring the confidentiality of stockholder votes. Your vote on any particular proposal will be kept confidential and will not be disclosed by the inspector of election except where disclosure is required by applicable law, disclosure of your vote is expressly requested by you or we conclude in good faith that a bona fide dispute exists as to the authenticity of one or more proxies, ballots or votes, or as to the accuracy of any tabulation of such proxies, ballots or votes. However, aggregate vote totals will be disclosed to us from time to time and publicly announced following the Annual Meeting.

Q:
Why did I receive more than one set of printed materials?

A:
If you received more than one set of printed materials, then you have multiple accounts with brokers or our Transfer Agent. Please vote all of these shares. We also recommend that you contact your broker or our Transfer Agent, as applicable, to consolidate as many accounts as possible under the same name and address. Our Transfer Agent is American Stock Transfer & Trust Company, LLC, which can be contacted by telephone at (718) 921-8200.

Q:
How do I get electronic access to the proxy materials?

A:
Our proxy statement and Annual Report are available on our website at www.trinityplaceholdings.com under the Financials tab and at www.proxyvote.com. The Notice of Internet Availability of Proxy Materials provides detailed instructions regarding how to view the proxy materials on the Internet, to execute a proxy and to instruct us to send future proxy materials to you electronically by e-mail. Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meeting on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q:
Where can I find the voting results of the Annual Meeting?

A:
We will announce preliminary results at the Annual Meeting and publish preliminary, or final if available, results in a Current Report on Form 8-K within four business days after the Annual Meeting.

MATTERS SUBMITTED TO STOCKHOLDERS
PROPOSAL 1 — ELECTION OF DIRECTORS
Under our Certificate of Incorporation, the Board is divided into two classes, as nearly equal in number as possible, designated Class I and Class II. Each director serves for a term ending on the date of the second annual meeting following the annual meeting at which such director was elected and until the election and qualification of his or her respective successor in office. The Board has set the size of the Board at six members and we currently have six members on our Board of Directors. There are no familial relationships among our directors or executive officers.
The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated Alexander C. Matina and Jeffrey B. Citrin to stand for election as Class II directors at the Annual Meeting, to hold office until the annual meeting of stockholders in 2020 and until their respective successors are duly elected and qualified or their earlier resignation or removal.
The holder of the Company’s Special Stock is entitled to elect the third Class II director, and is expected to elect Joanne M. Minieri as the “Special Stock Director” defined in the Company’s Certificate of Incorporation, to hold office until the annual meeting of stockholders in 2020 and until her successor is duly elected and qualified or her earlier resignation or removal. The Company’s Certificate of Incorporation provides that on the first date that Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund (“Third Avenue”), no longer meets the Special Stock Ownership Threshold of 2,345,000 shares of Common Stock, the term of the Special Stock Director will automatically terminate, the person formerly holding such directorship will cease to be a director of the Company and the size of the Board of Directors will be automatically reduced by one directorship. Immediately following such reduction, the size of the Board of Directors will automatically be increased by one directorship, which will be a director elected by the holders of Common Stock.
Each nominee has indicated to us that he or she will serve if elected. We do not anticipate that any nominee will be unable to stand for election, but, if that happens, your proxy will, if applicable, be voted in favor of another person nominated by the Board of Directors.
Director Biographies
Biographical information regarding each Class II director nominee proposed for election by the holders of Common Stock and the holder of Special Stock at the Annual Meeting follows. The age of each nominee is as of the date of the Annual Meeting.
Class II Director Elected by Holders of Common Stock (term expiring in 2020)
Name of Director	Age	Business Experience and Other Information
Alexander C. Matina	41
Mr. Matina has served as a director of the Company since April 11, 2013 and is the Chairman of the Board. He was initially elected by the two directors of the Company then serving as the directors elected by the holders of Common Stock pursuant to the Company’s by-laws. He is the Vice President of Investments for MFP Investors, LLC, the family office of Michael F. Price, which has a value-investing focus across public and private markets. Mr. Matina also serves as a director of S&W Seed Company, a publicly traded agricultural company, and Papa Murphy’s Holdings, a publicly traded restaurant franchisor. In addition, he also serves on the board of XRO Energy LLC, a private energy company with assets in Wyoming.

Name of Director	Age	Business Experience and Other Information

Qualifications and Skills:    Mr. Matina brings a strong finance background to the Company, including experience with bankruptcies and private equity. Mr. Matina serves as an adjunct professor of finance at Fordham University. Prior to joining MFP Investors, LLC in 2007, Mr. Matina served in various roles at Balance Asset Management, a multi-strategy hedge fund, and as a senior associate at Altus Capital Partners, a middle market private equity fund. He was previously a principal at 747 Capital, a private equity fund-of-funds, and a financial analyst at Salomon Smith Barney in the financial sponsors group of the investment banking division.

Jeffrey B. Citrin	60
Mr. Citrin currently serves as Vice Chairman/Senior Advisor of Square Mile Capital Management LLC. Square Mile, which Mr. Citrin founded in 2006, is a private institutionally backed New York-based investment firm which focuses on real estate and real estate related opportunities. Mr. Citrin served as Square Mile’s Co-Managing Principal until July 2017. In addition to his ongoing role on Square Mile’s Board of Directors, Mr. Citrin serves on the Investment Committees for all of Square Mile’s funds and investment vehicles. Prior to founding Square Mile, Mr. Citrin served as President of Blackacre Capital Management LLC which he cofounded in 1994. Blackacre (now Cerberus Institutional Real Estate) is the dedicated real estate arm of global investment firm Cerberus Capital Management LP. Prior to cofounding Blackacre, Mr. Citrin was a Managing Director at Oppenheimer & Co. Inc. where he served as head of the firm’s Commercial Mortgage Investment Unit through which Oppenheimer conducted its commercial mortgage and real estate principal activities. From 1991 through 1993, Mr. Citrin served as a Vice President at First Boston (now Credit Suisse) where he was a founding member of the firm’s Real Estate Principal Group, and from 1986 through 1991 Mr. Citrin was a Vice President in the Real Estate Investment Banking Unit of Chemical Bank (now JP Morgan Chase). From 1983 through 1986, Mr. Citrin worked at the New York law firms of Proskauer Rose LLP and Kelley Drye & Warren LLP as an attorney in each firm’s respective real estate department.

Mr. Citrin graduated from Dartmouth College in 1980 and received a JD from the Columbia University School of Law in 1983. He currently serves as a Co-Chairman of the Board of Overseers of the Hood Museum of Art, and as a member of the Board of Directors of Tanger Factory Outlet Centers, Inc. (NYSE: SKT), the Real Estate Roundtable, the Urban Land Institute and the Board of Advisors of the Hospital for Special Surgery.

Qualifications and Skills:    Mr. Citrin has extensive experience in real estate investment and finance, with particular expertise in investment sourcing, structuring, asset management, workouts and capital formation.

Class II Director Elected by Holder of Special Stock (term expiring in 2020)
Name of Director	Age	Business Experience and Other Information
Joanne M. Minieri	58
Ms. Minieri has served as a director of the Company since November 8, 2013 and serves as the Chair of the Board’s Audit Committee. She was appointed by Third Avenue, a major investor in the Company. Ms. Minieri serves as the “Special Stock Director”, who is elected by the holder of the Special Stock pursuant to our Certificate of Incorporation. She is an Executive Vice President of RXR Realty and the Chief Operating Officer of RXR Development Services and RXR Construction and Development.

Qualifications and Skills:    Ms. Minieri has extensive experience in real estate development, as well as a deep knowledge of accounting, particularly in the field of real estate. Prior to her position with RXR, Ms. Minieri served as the Deputy County Executive and Commissioner of Economic Development and Planning for Suffolk County from April 2012 until July 2016. Previously, Ms. Minieri served as President and Chief Operating Officer of Forest City Ratner Companies (FCRC), a wholly owned subsidiary of Forest City Enterprises. She originally joined FCRC as its Chief Financial Officer in 1995, and was promoted to Executive Vice President and Chief Operating Officer in 1998 and to President and Chief Operating Officer in 2007. Ms. Minieri is a certified public accountant.

Biographical information regarding our other directors, all of whom are Class I directors, is set forth below. The age of each director is as of the date of the Annual Meeting.
Class I Directors Elected by Holders of Common Stock (term expiring in 2019)
Name of Director	Age	Business Experience and Other Information
Alan Cohen	81
Mr. Cohen has served as a director of the Company since September 14, 2012. Mr. Cohen was initially elected to the Board of Directors by the Official Committee of Unsecured Creditors of Syms Corp. Mr. Cohen is the Chairman of Abacus Advisors LLC, a business advisory firm.

Qualifications and Skills:    Mr. Cohen has more than 30 years’ experience working with distressed businesses in all aspects of their management and operations, serving as a consultant and advisor to numerous Fortune 500 companies and many leading banks and financial institutions. Mr. Cohen is an expert in retail investments and intellectual property and has many years of experience in restructuring businesses. He has been an active participant in seminars on turnaround management and has lectured extensively on restructuring and asset-based lending. Mr. Cohen has served as a trustee, chief restructuring officer, and consultant in various Chapter 11 cases, state court proceedings, and out-of-court restructurings for companies including The Towers Financial Corporation, County Seat Stores, 47th Street Photo, Russ Togs and Aileen, Inc.

Name of Director	Age	Business Experience and Other Information
Matthew Messinger	46
Mr. Messinger has been our President and CEO since October 2013 and has served as a director of the Company since March 9, 2016. Qualifications and Skills: Prior to joining the Company, Mr. Messinger served as the Executive Vice President and Director of Investment Management at Forest City Ratner Companies (“FCRC”), a wholly owned subsidiary of Forest City Enterprises (“FCE”), where he served for more than 18 years. In this role, Mr. Messinger led the New York Investment Committee of FCRC and served on the Investment Committee and Executive Management Committee of FCE. Mr. Messinger brings extensive development, asset management, finance, strategic planning and tax credit structuring experience across a wide range of asset classes including retail, hotel, residential, office, arena and professional sports teams. Mr. Messinger is a graduate of Wesleyan University in Connecticut. He currently serves on the board and real estate committee of the Children’s Museum of Manhattan, and he is a member of the International Council of Shopping Centers (ICSC), Urban Land Institute (ULI), the Real Estate Board of New York (REBNY), the Low Income Housing Tax Credit Coalition, the New Markets Tax Credit Coalition, and the New York Hospitality Council.

Keith Pattiz	65
Mr. Pattiz has served as a director of the Company since November 5, 2013. Mr. Pattiz is a partner in the law firm of McDermott Will & Emery LLP, where he serves as head of the real estate group. Mr. Pattiz has been recognized in the Best Lawyers in America, Super Lawyers and Chambers USA.

Qualifications and Skills:    Mr. Pattiz has extensive experience in a wide range of real estate matters, including commercial leasing, financing, sales and acquisitions, hotel transactions and real estate workout matters. He has now provided legal representation to a variety of clients, including major residential, office, hotel and shopping center developers, hotel operators, lending institutions and U.S. and foreign investors.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS

CORPORATE GOVERNANCE
Governance Role of the Board of Directors
Our business and affairs are managed under the direction of the Board of Directors, which is our ultimate decision-making body, except with respect to those matters reserved for our stockholders. The Board establishes overall corporate policies, evaluates our chief executive officer and senior leadership team, and acts as an advisor and counselor to management. The Board also oversees our business strategy and planning, as well as the performance of management in executing our comprehensive business plan and managing our day-to-day operations.
Board Leadership Structure
The offices of Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company are separated. Mr. Matina has been appointed as our Chairman of the Board of Directors and Mr. Messinger is our Chief Executive Officer. We do not have a fixed policy with respect to the separation of the offices of the Chairman and Chief Executive Officer of the Company. We believe that the separation of these offices is currently appropriate and that it is in our best interests to make these determinations from time to time.
Board Role in Oversight of Risk
The Board of Directors is responsible for overseeing our executive management team in the execution of its responsibilities and for assessing our approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Audit Committee. Each member of the management team has direct access to the Board and the Audit Committee to ensure that all risk issues are frequently and openly communicated. The Board of Directors closely monitors the information it receives from management and provides oversight and guidance to our executive management team regarding the assessment and management of risk. For example, the Board regularly reviews our critical strategic, operational, legal and financial risks with management to set the tone and direction for ensuring appropriate risk taking within the business.
In addition, financial risks are overseen by our Audit Committee, which meets separately with representatives of our independent auditors to determine whether any material financial risks or any deficiencies in our internal controls over financial reporting have been identified and, if so, the executive management team’s plans to rectify or mitigate these risks. The Audit Committee also oversees risks related to our financial statements, the financial reporting process and accounting matters.
Our Board and Audit Committee have access at all times to our management to discuss any matters of interest, including those related to risk. Those members of our executive management team who are most knowledgeable of the issues facing us also regularly attend Board and Audit Committee meetings to provide additional insight into items being discussed, including risk exposures. We believe that our Board leadership structure enables senior management to communicate identified risks to our Board and Audit Committee and affords a free flow of communication regarding risk identification and mitigation.
Director Independence
The Board of Directors has determined that each member of the Board, other than Mr. Messinger, is “independent” in accordance with Section 803A of the NYSE American Company Guide.
Board of Directors Meetings and Attendance
The Board of Directors held six meetings during 2017. All of the directors attended at least 75% of the total of all meetings of the Board and Board committees on which they served during 2017. Each director is expected to attend annual meetings of stockholders.
Board Committees
The Board has four committees: the Audit Committee; the Compensation Committee; the Nominating and Corporate Governance Committee and the Transaction Committee. Each of the committees operates under a written charter. A copy of the committee charters is available on our website at www.trinityplaceholdings.com under the Financials tab and may also be obtained without charge by written request to Investor Relations, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173.
The current membership of each committee is as follows:
	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Transaction Committee
Alan Cohen	X	X	Chair
Alexander C. Matina	X	Chair	X	X
Matthew Messinger				X
Joanne M. Minieri	Chair	X		X
Keith Pattiz			X	Chair
Audit Committee
The Audit Committee is responsible for fulfilling the Board’s responsibilities as they relate to our financial oversight functions such as accounting policies, internal controls and financial reporting practices. The Board of Directors has determined that Ms. Minieri is an “audit committee financial expert,” as that term is used in Item 407 of Regulation S-K promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). The Board of Directors has determined that each of the current members of the Audit Committee meets the criteria for independence set forth in Rule 10A-3 under the Exchange Act and satisfies the other Audit Committee membership requirements specified in Section 803B of the NYSE American Company Guide. The Audit Committee held four meetings during 2017.
Compensation Committee
The Compensation Committee is responsible for the review and approval of executive officer compensation. The Compensation Committee has authority to review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluates the performance of the Chief Executive Officer in light of those goals and objectives, and determines and approves the compensation level of the Chief Executive Officer based on this evaluation. The Compensation Committee also reviews director compensation and benefits for service on the Board and Board committees and recommends any changes to the Board as necessary.
The Compensation Committee also reviews, approves and, when appropriate, recommends to the Board for approval, incentive compensation plans and equity-based plans as well as all employee benefit plans, and also administers our incentive compensation plans and equity-based plans, including the designation of the employees to whom awards are to be granted and the terms of the delegation of authority to the Chief Executive Officer to make grants, subject to the provisions of each plan.
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors to assist with the establishment and review of our compensation programs and related policies. In 2017, the Compensation Committee engaged FTI Consulting, Inc.’s compensation advisory practice (“FTI”), to provide market-based compensation data and to advise on industry trends and best practices, among other compensation and related matters. FTI reports directly to the Compensation Committee. Additional information regarding the Compensation Committee and its compensation consultant is provided below under “Compensation Discussion and Analysis.”
The Compensation Committee held two meetings during 2017.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and committee composition. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance practices and procedures, including our Code of Business Conduct and Ethics, and reporting and making recommendations to our Board concerning governance matters. The Nominating and Corporate Governance Committee did not meet during 2017.
Transaction Committee
The Transaction Committee is responsible for reviewing and evaluating our strategic plans; making recommendations to the Board regarding our strategic plans, reviewing, evaluating and approving property acquisitions and dispositions, debt and equity investments, financings and other potential transactions which may come to our attention from internal planning activities or external approaches to us; approving certain transactions with dollar values below specified thresholds; and serving as the pricing committee on corporate securities issuances and repurchases, in each case, in accordance with the parameters set forth in the Transaction Committee charter. The Transaction Committee held two meetings during 2017.
Compensation Committee Interlocks and Insider Participation
None of the directors who serve on our Compensation Committee has ever been employed by us. None of our executive officers serves or has served as a member of the board of directors, compensation committee or other board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board of Directors or on our Compensation Committee.
Director Nomination Process
The Board of Directors is responsible for nominating members for election to the Board of Directors and for filling vacancies on the Board of Directors that may occur between annual meetings of stockholders. The Nominating and Corporate Governance Committee is responsible for identifying, screening and recommending candidates to the Board of Directors for Board membership. When formulating its Board of Directors membership recommendations, the Nominating and Corporate Governance Committee may also consider advice and recommendations from others, including stockholders, as it deems appropriate.
Under the Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee will develop criteria for evaluating prospective candidates to the Board and committees, including any specific minimum qualifications and any specific qualities or skills necessary for one or more directors to possess. Among such other criteria as the Nominating and Corporate Governance Committee may from time to time determine appropriate, when the Nominating and Corporate Governance Committee determine that expansion of the Board or replacement of a director, or the establishment or expansion of a committee, or replacement of a committee member, is necessary or appropriate, the Nominating and Corporate Governance Committee will conduct candidate interviews, which may be with members of management, consult with the candidate’s associates and through other means determine a candidate’s honesty, integrity, reputation in and commitment to the community, judgment, personality and thinking style, residence, willingness to devote the necessary time, potential conflicts of interest, independence, understanding of financial statements and issues and other matters of relevance to the Board or applicable committee, and the willingness and ability of the candidate to engage in meaningful and constructive discussion regarding Company issues. While diversity may contribute to this overall evaluation, it is not considered by the Nominating and Corporate Governance Committee as a separate or independent factor in identifying nominees for director.
We may identify candidates through recommendations made by directors, senior management or other third parties. The Nominating and Corporate Governance Committee will consider director candidates recommended to the Board by stockholders during such times as we are actively considering appointing new directors. Candidates recommended by stockholders will be evaluated based on the same criteria described above.
The Nominating and Corporate Governance Committee will recommend those individuals that they determine should be nominees for election or re-election to the Board at the annual meeting of stockholders or, if applicable, at a special meeting of stockholders, or otherwise appointed to the Board or any committee thereof. Stockholders desiring to suggest a candidate for consideration by the Nominating and Corporate Governance Committee must do so in accordance with our bylaws and the securities laws, and should send a letter to the attention of the Secretary of the Company, at our principal executive offices,

340 Madison Avenue, Suite 3C, New York, New York 10173, and include: (a) a statement that the writer is a stockholder (providing evidence if the person’s shares are held in street name) and is proposing a candidate for consideration; (b) the name and contact information for the candidate; (c) a statement of the candidate’s business and educational experience; (d) information regarding the candidate’s qualifications to be a director, including but not limited to an evaluation of the factors discussed above which the Board would consider in evaluating a candidate; (e) information regarding any relationship or understanding between the proposing stockholder and the candidate; (f) information regarding potential conflicts of interest; and (g) a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected. Because of our small size and the limited need to seek additional directors, there is no assurance that all stockholder proposed candidates will be fully considered, that all candidates will be considered equally, or that the proponent of any candidate or the proposed candidate will be contacted by us or the Nominating and Corporate Governance Committee, and no undertaking to do so is implied by the willingness to consider candidates proposed by stockholders.
Review, Approval or Ratification of Transactions with Related Persons
The Board has adopted a written policy for the review and approval of any “related party transaction,” which is defined under the policy as any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we or any of our subsidiaries are or will be a participant, the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, and one of our executive officers, directors, director nominees (or their respective immediate family members), 5% stockholders or an entity controlled by any of the foregoing or in which any of the foregoing is employed, has or will have a direct or indirect interest, other than the following:
•
Any employment by us of an executive officer of the Company or any of our subsidiaries if  (i) the related compensation is reported in our proxy statement under Item 402 of Regulation S-K (generally applicable to “named executive officers”); or (ii) the executive officer is not an immediate family member of another executive officer or director of the Company, the related compensation would be reported in our proxy statement under Item 402 of Regulation S-K if the executive officer was a “named executive officer,” and our compensation committee or comparable body approved (or recommended that the Board approve) such compensation.

•
Any compensation paid to a member of the Board if the compensation is reported in our proxy statement under Item 402 of Regulation S-K.

•
Any transaction with another company at which a related party’s only relationship is as (i) an employee other than an executive officer or director, (ii) a beneficial owner of less than 10%, together with his or her Immediate Family Members, of that company’s outstanding equity, or (iii) in the case of partnerships, a limited partner, if the limited partner, together with his or her immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership.

•
Any charitable contribution, grant or endowment by us to a charitable organization, foundation or university at which a related party’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of  $100,000 or two percent of the charitable organization’s total revenues.

•
Any transaction where the related party’s interest arises solely from the ownership of a class of our equity securities and all holders of that class of equity securities received the same benefit on a pro rata basis.

•
Indemnification and advancement of expenses made pursuant to our Certificate of Incorporation or Bylaws or pursuant to any agreement.

Any proposed related party transaction will be reviewed and, if deemed appropriate, approved by the Audit Committee. When practicable, the review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, if deemed appropriate, ratify the transaction. In either case, the Audit Committee will take into account, among other factors deemed appropriate, whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. The Board has also delegated to the Chair of the Audit Committee the authority to approve or ratify related party transactions, subject to reporting at the next Audit Committee meeting any such approval or ratification.
Transactions with Related Persons
Since the beginning of our last fiscal year, there has been no transaction (and no transaction is currently proposed), in which we were or are to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest.
Director Compensation
The Board has adopted the following director compensation program for its non-employee directors, comprised of  (i) annual retainer fees and (ii) chair and committee membership fees:
Annual Retainer Fees
•
$53,333 in cash, paid in quarterly installments; and

•
$26,667 in shares of our Common Stock, payable on the date of each annual meeting of our stockholders for the purpose of electing directors, determined by dividing the amount of the retainer by the closing share price of our Common Stock on the grant date.

Chair and Committee Membership Fees
	Chair	Member
Board of Directors	$15,000	—
Audit Committee	$15,000	$7,500
Compensation Committee	$10,000	$5,000
Nominating & Corporate Governance Committee	$8,000	$4,000
Transaction Committee	$11,500	$7,500
Two-thirds of these fees are paid in cash and one-third is paid in shares of Common Stock. The cash portion of the above fees is paid in quarterly installments. The equity portion of the above fees is payable on the date of each annual meeting of our stockholders for the purpose of electing directors, determined by dividing the amount of the fees by the closing share price of our Common Stock on the grant date.
Matthew Messinger, who is a director, a member of the Transaction Committee and an employee of the Company, does not receive any of the compensation described above.
Directors do not receive any additional compensation for attending board meetings or board committee meetings. All non-employee members of the Board of Directors are reimbursed for reasonable out-of-pocket costs and expenses incurred in attending meetings of the Board of Directors and its committees.
Directors may elect to defer all (but not less than all) of the equity portion of their annual retainers and fees until such time as the director leaves the Board (for any reason) in accordance with our Non-Employee Directors’ Deferral Program (the “Deferral Plan”). In such case, the director will have a fully vested right to receive the deferred shares at the time that the director ceases to serve as a director. Directors will receive dividend equivalents with respect to the deferred shares, meaning that the directors will receive the right to receive additional shares in lieu of any dividend that would have been paid had the shares not been deferred, based on the stock price at the time the dividends are paid to stockholders. The additional deferred shares also will be paid at the same time the director ceases to serve as a director. As of December 31, 2017, the Company had not paid a dividend.
Shares of Common Stock described above, whether or not deferred, are granted to non-employee directors pursuant to and in accordance with the provisions of our 2015 Stock Incentive Plan, and deferrals are made pursuant to the Deferral Plan.

During the fiscal year ended December 31, 2017, our non-employee directors received total compensation as shown in the following table.
	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Alan Cohen	$67,007	$33,493	$100,500
Alexander C. Matina	$78,422	$38,828	$117,250
Joanne M. Minieri	$71,676	$35,824	$107,500
Keith Pattiz	$61,403	$30,497	$91,900
Marina Shevyrtalova(2)	$45,753	$30,497	$76,250

(1)
Based on the closing stock price on the grant date.

(2)
Ms. Shevyrtalova resigned from the Board of Directors on November 6, 2017.

The table below shows the aggregate number of stock awards granted to our non-employee directors as of December 31, 2017.
Stock Awards (In Shares)(1)
Alan Cohen	4,868
Alexander C. Matina	5,643
Joanne M. Minieri	5,206
Keith Pattiz	4,432
Marina Shevyrtalova(2)	4,432

(1)
5,643 of these stock awards were deferred under our Non-Employee Director’s Deferral Program.

(2)
Ms. Shevyrtalova resigned from the Board of Directors on November 6, 2017.

Stock Ownership Guidelines for Directors
Stock ownership guidelines are a key vehicle for aligning the interests of our directors and the Company’s stockholders. The Board adopted stock ownership guidelines for our non-employee directors in 2018, which consist of owning common stock with a value equal to three times the annual cash Board retainer. Shares that count toward meeting these ownership guidelines include shares directly owned by the director; shares beneficially owned by the director, such as shares held in “street name” through a broker or shares held in trust; and unvested restricted stock or RSUs that vest based on continued service. Directors have five years from the adoption of the policy or, if later, the date of their appointment to the Board, to come into compliance with the guidelines.
Securities Authorized for Issuance under Equity Compensation Plans
The following table sets forth certain information with respect to our equity compensation plans, which consisted of our Stock Incentive Plan and individually negotiated awards pursuant to employment agreements as of December 31, 2017. Our Stock Incentive Plan and the employment agreements pursuant to which the awards were issued were adopted and entered into, respectively, prior to the listing of our common stock on the NYSE American, and were not approved by our shareholders. The NYSE American regulations include requirements for stockholder approval of certain stock option and equity other plans. Accordingly, we anticipate that equity incentive plans or amendments to existing plans adopted in the future would be submitted to shareholders for approval.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Stock Incentive Plan	65,550	—	541,319
Individually negotiated awards	1,488,364(1)	—	60,000(2)
Total	1,553,914	—	601,319

(1)
Includes restricted stock units (“RSUs”) issued pursuant to the 2013 employment agreement, as amended in 2015, between the Company and Matthew Messinger. See “Executive Compensation —  Compensation of Matthew Messinger, President and Chief Executive Officer”.

(2)
RSUs that may become issuable pursuant to the employment agreement between the Company and Matthew Messinger. See “Executive Compensation — Compensation of Matthew Messinger, President and Chief Executive Officer.”

Communications with the Board of Directors
Any interested parties desiring to communicate with the Board of Directors regarding the Company may directly contact such directors by delivering such correspondence to such directors (or the entire Board) in care of the Corporate Secretary at Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173.
The Audit Committee of the Board of Directors has established procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Persons wishing to communicate with the Audit Committee may do so by writing in care of the Chairman, Audit Committee, Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173 or to our outside legal counsel at Kramer Levin Naftalis & Frankel LLP, Attn.: Managing Attorney re Trinity Place Holdings Inc., 1177 Avenue of the Americas, New York, New York 10036.
Outside Advisors
Our Board of Directors and Board Committees (other than the Transaction Committee) may retain outside advisors and consultants of their choosing at our expense.
Code of Ethics
We maintain a code of ethics applicable to our principal executive officer and senior financial and professional personnel, including our principal financial officer, principal accounting officer or controller and persons performing similar functions. Our code of ethics is posted on our website at www.trinityplaceholdings.com under the Financials tab. In the event we have any amendments to or waivers from any provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our website.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors and executive officers and all persons who own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. The directors, executive officers and greater than 10% common stockholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms received by the Company and representations from certain reporting persons, we believe that during the year ended December 31, 2017 all filing requirements were satisfied.

Report of the Audit Committee
The following report of the Audit Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Audit Committee is responsible for fulfilling the Board’s responsibilities as they relate to overseeing our accounting and financial reporting processes and the audits of our financial statements, monitoring the integrity of our financial statements, monitoring compliance with legal and regulatory requirements, and monitoring the independence, qualifications and performance of the independent auditors. Management has the primary responsibility for the preparation, presentation and integrity of our financial statements, accounting and financial reporting principles, internal controls, and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed the audited financial statements with management.
The Audit Committee meets in executive session regularly with BDO USA, LLP, our independent registered public accounting firm. The Audit Committee has discussed with BDO USA, LLP those matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, including the matters described in the statement on Auditing Standards No. 16, as amended, as adopted by the PCAOB.
The Audit Committee has received the written disclosures and the letter from BDO USA, LLP, as required by applicable requirements of the PCAOB, regarding BDO USA, LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with BDO USA, LLP its independence.
Based on the Audit Committee’s review of and discussions regarding our audited consolidated financial statements and our internal control over financial reporting with management, our internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee’s roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
Respectfully submitted,
Joanne M. Minieri, Chair
Alan Cohen
Alexander C. Matina

EXECUTIVE OFFICERS
Biographical information regarding each of our executive officers follows. The age of each executive officer is as of the date of the Annual Meeting.
Name	Age	Business Experience and Other Information
Matthew Messinger President and Chief Executive Officer	46	See Election of Directors above.
Steven Kahn Chief Financial Officer	52
Mr. Kahn has been our Chief Financial Officer since September 21, 2015.
Qualifications and Skills:   Prior to joining the Company, Mr. Kahn served as the Chief Financial Officer and Treasurer of United Realty Trust Incorporated, a public non-traded real estate investment trust, or REIT, from May 2014 to August 2015; and as SVP Director of Financial Reporting and Tax at SL Green Realty Corp (NYSE:SLG), a listed REIT, from 1999 to 2013. Mr. Kahn served as a senior manager at PricewaterhouseCoopers, LLP, specializing in real estate, from January 1998 through November 1999 and in a similar capacity at Deloitte & Touche LLP from September 1989 through January 1998. Mr. Kahn is a certified public accountant.

Richard G. Pyontek Chief Accounting Officer, Treasurer and Secretary	50
Mr. Pyontek has been our Chief Accounting Officer since September 21, 2015. Mr. Pyontek served as Chief Financial Officer of the Company from October 10, 2012 until September 21, 2015. Mr. Pyontek served as Director of Accounting and Reporting for the Company from July 2011 until his election as Chief Financial Officer.
Qualifications and Skills:    Before joining Syms Corp., our predecessor, in 2011, Mr. Pyontek served as Director of Accounting and Reporting at Ashley Stewart, Inc., a women’s clothing retailer, during the time of its bankruptcy filing and turnaround from 2009 to 2011; as Controller at The Vitamin Shoppe, a retailer of health and nutrition supplements, from 2005 to 2008; and as Director of Finance at Party City Corporation, a retailer of party supplies and gifts, from 2003 to 2005. Earlier in his career, Mr. Pyontek held senior accounting and reporting roles at Linens ‘n Things and at KPMG LLP. Mr. Pyontek is a certified public accountant.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This section discusses the principles underlying the material components of our executive compensation program for our executive officers who are named in the “Summary Compensation Table” below and the factors relevant to an analysis of the compensatory policies and decisions. These individuals, to whom we refer to collectively as our “named executive officers” or “NEOs” during 2017 were:
•
Matthew Messinger, President and Chief Executive Officer;

•
Steven Kahn, Chief Financial Officer; and

•
Richard G. Pyontek, Chief Accounting Officer, Treasurer and Secretary.

Executive Summary
2017 marked the first full year Trinity was completely free of any obligations to creditors as the Company has now fully emerged from post-bankruptcy obligations of its predecessor (the Company satisfied the final obligations under the bankruptcy plan in March 2016). Trinity was active in the real estate market in 2017 to bolster its positioning and continue to establish its healthy business operations. The following executed transactions and operational accomplishments attest to the significant progress made in the past year:
Transactional and Operational Accomplishments in 2017
•
Closed on a $189.5 million construction facility which is expected to cover the remaining construction costs expected to be incurred on the 77 Greenwich Street development project;

•
Signed a gross maximum price contract with Gilbane Residential Services for the construction of the 77 Greenwich Street project with 93% of trades bought;

•
Executed an agreement with the New York City School Construction Authority to construct a new elementary school on the lower eight floors of 77 Greenwich Street and sell this condominium to the SCA upon completion of the core and shell;

•
Raised $41.0 million through the sale of common stock, consisting of a private placement followed by a rights offering to all of our stockholders on the same terms, in which $26.9 million and $14.1 million of proceeds were raised, respectively;

•
Entered into aggregate of  $12.0 million of secured lines of credit;

•
Entered into an option agreement to acquire the newly built 105-unit, 12 story apartment building located at 237 11th Street, Brooklyn, NY; which we subsequently exercised;

•
Stabilized the Berkley in Williamsburg, Brooklyn, with occupancy of 95% at December 31, 2017; and

•
Sold our property located in Westbury, New York for a gross sale price of  $16.0 million, resulting in a gain of  $3.9 million and approximately $15.2 million in net proceeds.

Features of Our Executive Compensation Program
Our executive compensation program is designed to provide a total compensation package intended to attract and retain high-caliber executive officers and employees, and to incentivize employee contributions that are consistent with our corporate objectives and stockholder interests. Each component of compensation plays a role in supporting our compensation goals and objectives; our program consists of the following principal components:
•
Base Salary:   Fixed cash compensation to recognize ongoing performance of job responsibilities and to provide a necessary tool in attracting and retaining executives.

•
Annual Cash Bonus:   Variable cash incentive to reward the achievement of short-term corporate objectives and individual contributions on an annual-basis.

•
Time-Based Restricted Stock Unit Award:   Equity-based incentive structured to support the retention of executives, while subjecting recipients to the same market fluctuations as stockholders and thereby motivating management to create long-term stockholder value.

The Company succeeded to the operations of its predecessor, which transitioned out of bankruptcy in 2012, and in 2013 Mr. Messinger was hired to lead the reorganization of the Company and to maximize value for creditors and shareholders. These goals were accomplished as the Company satisfied the final obligations under the bankruptcy plans in March 2016. During that highly risky and uncertain period in the Company’s history, Mr. Messinger received most of his compensation in the form of performance-based equity awards. Additional context regarding those historical compensation determinations are described below under the section titled “Historical Context to Company Operations and CEO Compensation.”
The following table highlights key features of our executive compensation program. We believe these practices promote good governance and serve the interests of our stockholders.
What we do	What we don’t do
✓ Directly align pay with performance	X No excise tax gross-up provisions
✓ Competitive assessment of executive compensation program to a comparable group of peer companies	X No guaranteed cash incentives, or salary increases for executive officers
✓ Balanced mix of cash and equity compensation	X No excessive perquisites or other benefits
✓ Independent compensation consultant	X No hedging or pledging of our equity securities
✓ Robust stock ownership requirements	X No repricing of stock options
✓ Clawback policy
Say-on-Pay and Say-on-Pay Frequency Results
Our first advisory “say-on-pay” vote was held at our 2015 annual stockholders meeting and received strong support from our stockholders, with a substantial majority of our stockholders (86.3% of the votes cast) voting to approve the compensation of our named executive officers described in our 2015 proxy statement.
At the 2015 annual stockholders meeting, we also held our first advisory vote on the frequency of future say on pay votes. The stockholders voted in favor (84.94% of votes cast) of our company’s proposal to hold the “say-on-pay” vote every three years. Accordingly, the next management advisory vote on executive compensation is being held at this Annual Meeting. We currently expect the next advisory vote on the frequency of stockholder votes to approve the compensation of our named executive officers to occur at our 2021 annual stockholders meeting.
Key Compensation Decisions
Our focus has been and continues to be to maintain a strong link between our NEOs’ compensation and the Company’s performance. The Compensation Committee (in consultation with our independent compensation consultant) reviewed the Company’s short and long-term performance and reviewed a comprehensive analysis of pay levels and compensation programs at peer companies. Based on the results of this analysis, our Compensation Committee made the following key decisions to ensure that our Company’s compensation program appropriately reflects our performance accomplishments:
Pay Element	Key Decisions
Base Salary
2017 NEO base salaries were unchanged, other than a modest 2% increase for Mr. Pyontek.
2018 CEO base salary was unchanged, while the other NEOs’ salaries were adjusted based on an assessment of company and individual performance and to better align them with the peer group.

Pay Element	Key Decisions
Annual Cash Bonus
The annual bonus opportunity is designed to drive achievement of annual financial and operational results and key strategic activities that are linked to short-term company goals in relation to long-term strategy. Individual awards are determined by the Compensation Committee based on both company and individual performance.
For 2017, the Compensation Committee determined to award annual cash bonuses to the NEOs at similar levels as the prior year; however, the CFO received an additional amount based on a specific performance achievement (described below).
The 2018 bonus program remains the same as 2017.

Time-Based Restricted Stock Unit Awards
The equity incentive program is designed to directly align key executives’ interests with building shareholder value and includes grants of time vested awards.
Based on the performance and future growth path of the Company, the Committee determined appropriate levels of annual time-based restricted stock unit (“RSU”) grants for its NEOs, other than the CEO, for 2017. Our CEO’s awards were granted in accordance with the terms of his 2013 employment agreement, as amended in 2015.
RSUs vest ratably over a three-year period for the CEO and two-year period for the other NEOs, subject to continued service.

Executive Compensation Philosophy and Objectives
Objectives of Our Compensation Program
The Company’s executive compensation philosophy is designed to accomplish the following objectives:
•
To attract, retain and motivate a high-quality executive management team capable of creating long-term stockholder value in the highly competitive New York city market;

•
To provide compensation opportunities that are competitive with the prevailing market, and create a strong alignment between management and stockholder interests;

•
To achieve an appropriate balance between risk and reward in our compensation programs that does not incentivize unnecessary or excessive risk-taking; and

•
To maintain compensation and corporate governance practices that support our goal to deliver sustained, superior returns to stockholders.

In order to achieve these objectives, we provide a comprehensive and market-based compensation program to the executive officers that includes both fixed and variable amounts, the components of which are described in more detail below under “Elements of Executive Officer Compensation.”
How We Determine Executive Compensation
The Compensation Committee, which consists of three independent directors, determines compensation for our NEOs. The Committee exercises independent discretion with respect to executive compensation matters and administers our equity incentive programs, including reviewing and approving equity grants to our NEOs pursuant to our 2015 Stock Incentive Plan.
In making its compensation decisions, the Compensation Committee evaluates the Company’s performance and the performance of the Chief Executive Officer and, together with the Chief Executive Officer, assesses the individual performance of the other NEOs. The Compensation Committee does not set specific targets for compensation levels but instead reviews each element of compensation independently and determines the appropriate amount for each element for each NEO, as discussed below. The Compensation Committee also reviews market-based compensation data provided by its compensation consultant, as described in greater detail below in “Engagement of Compensation Consultant.”

Engagement of Compensation Consultant
The Compensation Committee is authorized to retain the services of one or more executive compensation advisors, in its discretion, to assist with the establishment and review of our compensation programs and related policies. In 2017, the Compensation Committee engaged FTI’s compensation advisory practice to provide market-based compensation data and to advise on industry trends and best practices.
The Compensation Committee believes that for our compensation to be effective, it must be competitive with other real estate companies with which we may compete for executive talent. The Compensation Committee uses industry peer group data as one element of assessing and determining pay for our executive officers.
With assistance from FTI, the Compensation Committee undertook a comprehensive review to develop an appropriate peer group of companies to review with the goal of evaluating the competitiveness of the Company’s executive compensation program. The peer group was selected based on various criteria considered by the Compensation Committee, including industry (public REITs, and where appropriate, multifamily, and/or diversified REITs and real estate operating companies), size (defined by total capitalization), New York City presence, significant development projects and growth strategy. As a result of this peer group review and evaluation, while being mindful of best practices for selecting a peer set, the Compensation Committee selected the peer group shown below.
FTI noted in its peer group recommendation that the Company has unique characteristics compared to the peers and broader industry that are not directly captured in its total capitalization: (1) the Company’s most significant asset is a development project which adds a degree of complexity that may not be matched at a number of its peers, (2) the recent completion by the Company of the plan of reorganization of its predecessor and (3) the Company’s transition to focus on growing its operating platform through new investment opportunities, primarily focused on multifamily properties in the boroughs of New York City.
In 2017, the Committee developed a suitable peer group for our Company with the advice of FTI, using the following criteria and taking into account the unique situation of the Company and that no other company can be considered a true peer:
•
Internally-managed Real Estate Companies with a focus on the Retail, Residential or Diversified sectors;

•
Peer companies that are generally similar-sized in terms of implied equity market capitalization and total enterprise value.

For 2017, our peer group included the following 17 Real Estate Companies:
➢
Armada Hoffler Properties, Inc.

➢
BRT Apartments Corp.

➢
CatchMark Timber Trust, Inc.

➢
Cedar Realty Trust, Inc.

➢
Clipper Realty Inc.

➢
Forestar Group Inc.

➢
Getty Realty Corp.

➢
Hersha Hospitality Trust

➢
Independence Realty Trust, Inc.

➢
Pennsylvania Real Estate Investment Trust

➢
Preferred Apartment Communities, Inc.

➢
Ramco-Gershenson Properties Trust

➢
Tejon Ranch Co.

➢
UMH Properties, Inc.

➢
Urstadt Biddle Properties Inc.

➢
Wheeler Real Estate Investment Trust, Inc.

➢
Whitestone REIT

The Compensation Committee uses industry data as one tool in assessing and determining pay for our NEOs. Peer group data is intended to provide the Compensation Committee with insight into the overall market pay levels, market trends, best governance practices and industry performance. The compensation analysis for the peer group provided an overview of typical compensation components (e.g., base salaries, annual bonuses and long-term equity incentives), as well as the range of compensation levels by position, in each case, generally found within the relevant peer group.

Stock Ownership Guidelines
The Board has adopted stock ownership guidelines for our CEO, who also serves as a director, which consists of owning common stock with a value equal to five times his annual base salary. Shares that count toward meeting these ownership guidelines include shares directly owned; shares beneficially owned, such as shares held in “street name” through a broker or shares held in trust; and unvested restricted stock or RSUs that vest based on continued service. The CEO has five years from the adoption of the policy to come into compliance with the guidelines and is currently in compliance. The Board is considering specific guidelines for other executives; in the meantime it has adopted a policy expressing the expectation that each executive other than the CEO shall, over a reasonable period of time, accumulate a meaningful holding of Company shares relative to his or her base salary.
Anti-Hedging Policy; Anti-Pledging Policy
The Company’s insider trading policy prohibits transactions designed to limit or eliminate economic risks to our NEOs from owning the Company’s common stock, such as transactions involving options, puts, calls, or other derivative securities tied to the Company’s common stock. Our insider trading policy also prohibits the pledging of Company stock, including use as collateral for a margin loan, by directors, officers, employees, and consultants of the Company and its subsidiaries.
Clawback Policy
In 2018 the Board adopted a clawback policy which generally requires reimbursement of amounts paid under performance provisions (in the case of cash incentives and performance-based RSUs) if amounts were paid or shares vested based on financial results that subsequently become subject to certain “mandatory” restatements due to misconduct that would have led to lower payments or forfeiture of all or a portion of shares subject to an award.
Elements of Executive Officer Compensation
The following is a discussion of the primary elements of 2017 compensation for each of our NEOs.
Base Salaries
Base salaries are approved and periodically reviewed by the Compensation Committee. No formulaic base salary increases are provided to our NEOs; however, the Compensation Committee may adjust base salaries in connection with its periodic review. The actual base salaries paid to our NEOs during 2017 are set forth in the “Summary Compensation Table” below. We believe that these salary levels provide appropriate levels of fixed income based on the background, qualifications and skill set of each executive.
NEO base salaries were unchanged for 2017, other than for Mr. Pyontek, whose salary was increased by 2% to reflect a companywide merit increase. For 2018, the Compensation Committee assessed each NEO’s base salary in the context of  (i) salaries paid at similar positions within our peer group and (ii) individual performance. Based on this assessment, salaries were adjusted as summarized below. While the Company does not target any particular peer group percentile for salaries (or any other compensation element), the Compensation Committee does factor peer group salaries into the overall decision-making process.
The following table sets forth the 2017 and 2018 base salaries for each of our NEOs:
Executive	2017 Base Salary	2018 Base Salary
Matthew Messinger	$750,000	$750,000
Steven Kahn	$290,000	$340,000
Richard Pyontek	$167,500	$172,500
Cash Bonuses
Our cash bonus program is designed to attract and retain executive talent and incentivize executives to achieve corporate and individual goals. During 2017, our NEOs were eligible for annual cash bonus payments based on the Compensation Committee’s review of the Company’s and each NEO’s individual performance.

In reviewing corporate performance, the Committee considers various measures including the extent to which strategic and business plan goals are met, levels of occupancy in owned residential properties, progress toward development deliveries, lease or sale of properties and balance sheet management, including, execution of capital raising goals.
In reviewing individual performance, the members of the Compensation Committee meet with the Chief Executive Officer annually at the beginning of the year to discuss both individual and corporate priorities for the current year. At that same meeting, the members of the Compensation Committee meet to conduct a review of the Chief Executive Officer’s performance and contribution to Company goals over the past year. This evaluation is shared with the Chief Executive Officer and is considered by the Compensation Committee in establishing the Chief Executive Officer’s compensation. With respect to the other Named Executive Officers, the members of the Compensation Committee receive a performance assessment and compensation recommendation from the Chief Executive Officer.
The Compensation Committee does not give specific weight to any particular criterion or performance metric, when determining the levels of annual bonus payouts for each of the Named Executive Officers. Instead, it considers the performance assessment and compensation recommendation from the Chief Executive Officer (although the CEO does not make recommendations pertaining to his own compensation) and exercises its own judgment based on various subjective performance criteria, including contributions to corporate performance, successful completion of projects, the degree to which teamwork and corporate values were fostered and other leadership accomplishments, to determine an appropriate amount of cash bonus for each executive.
For 2017, the Committee determined to pay the following annual cash bonuses to our NEOs:
Executive	2017 Bonus
Matthew Messinger	$500,000
Steven Kahn	$245,000(1)
Richard Pyontek	$55,000

(1)
For 2017, Mr. Kahn received a special bonus of  $105,000, due to his key role in the closing of our $189.5 million construction loan for 77 Greenwich Street. This was in addition to his annual bonus of $140,000.

Long-Term Equity Incentives
The goals of our long-term, equity-based awards are to incentivize and reward increases in long-term stockholder value and to align the interests of our NEOs with the interests of our stockholders.
For 2017, the Compensation Committee approved restricted stock unit awards for our NEOs, which enable our executive officers to establish or augment meaningful equity stakes in the Company, thus directly aligning the interests of our NEOs with those of our stockholders. We believe that these awards enable us to deliver competitive compensation to the executive officers at levels sufficient to attract and retain top talent within our executive officer ranks.
In determining the number of restricted stock units to be awarded to our NEOs, other than our CEO, the Compensation Committee analyzed the role and responsibilities of the individual, individual performance history, contractual agreements, if any, and prevailing market practices. Annual equity awards were not determined based on the attainment of any particular individual or company-level performance goals, but the Compensation Committee considered our strong corporate performance in determining the appropriate values. The number of RSUs awarded to our CEO was specified by our employment agreement with him.

Based on this assessment, the Compensation Committee approved grants of restricted stock units, as follows:
Executive	2017 RSU Award (#)	2017 RSU Award ($)
Matthew Messinger(1)	30,000(2)	208,500
Steven Kahn(3)	60,000	417,000
Richard Pyontek(3)	10,000	69,500

(1)
Mr. Messinger’s award was granted on December 29, 2017 and vests ratably on each of the next three anniversaries of the grant date. RSU award value is based on the grant date stock price.

(2)
Based on his 2015 amended employment agreement, Mr. Messinger is contractually entitled to receive an RSU award of 30,000 shares per year until 2019.

(3)
Messrs. Kahn and Pyontek’s awards were granted on January 1, 2018 for 2017 performance and vest ratably on each of the next two anniversaries of the grant date. RSU award value is based on the grant date stock price.

The Grants of Plan-Based Awards table below includes Mr. Messinger’s 2017 RSU award shown above. SEC disclosure rules provide that only those equity awards granted in 2017 need to be disclosed in the Grants of Plan-Based Awards table. As such, Messrs. Kahn and Pyontek’s 2017 RSU awards, which were granted on January 1, 2018, are shown in the table above because they related to 2017 performance and not in the Grants of Plan-Based Awards table because they were granted in 2018. Similarly, a grant of 7,000 RSUs to Mr. Kahn in January 2017 is not included in the table above because it related to 2016 performance.
Employee Benefits
Our full-time employees, including our NEOs, are eligible to participate in health and welfare benefit plans, which provide medical, dental, prescription, vision, short-term and long-term disability, life insurance and other health benefits. We believe that these benefits are a key component of a comprehensive compensation package, providing essential protections to our NEOs and enhancing the overall desirability and competitiveness of our total rewards package.
Our employees, including our NEOs, who satisfy certain eligibility requirements may participate in our 401(k) retirement savings plan. Under the 401(k) plan, eligible employees may elect to contribute pre-tax amounts to the plan, up to a statutorily prescribed limit, and we match a pre-determined portion of such contribution. We believe that providing a vehicle for tax-preferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our NEOs, in accordance with our compensation policies.
Severance and Change in Control Benefits
As described more fully below in the sections entitled “— Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table” and “— Potential Payments Upon Termination or Change in Control,” we have entered into employment agreements with our NEOs that provide for various severance and change in control benefits and other terms and conditions of employment. We believe that the protections contained in these employment agreements will help ensure the day-to-day stability necessary to enable our executives to properly focus their attention on their duties and responsibilities with the Company and will provide security with regard to some of the most uncertain events relating to continued employment, thereby limiting concern and uncertainty and promoting productivity.
Historical Context to Company Operations and CEO Compensation
In 2012, as the Company embarked on its plan of reorganization post-bankruptcy, it faced tremendous headwinds in terms of business viability, its ability to repay creditors and create shareholder value. In October 2013, Mr. Messinger was hired as the CEO to lead the Company during this uncertain period, with a view toward stabilizing and enhancing the Company. Mr. Messinger joined the Company with almost two decades of extensive development, asset management, finance and tax credit structuring experience across a wide range of real estate related asset classes and was tasked with formulating and executing the Company’s long-term strategy.
With a view towards aligning the CEO’s interests with those of the Company’s creditors, Mr. Messinger’s compensation was structured to ensure cash conservation for the Company by providing the majority of his compensation in the form of equity awards, at a time when the Company’s equity was highly illiquid and risky with no guarantee that the equity awards would result in meaningful value. His equity awards were structured so that most shares granted to him were only eligible to be earned based upon achieving key milestones in order to pay off all creditors and eventually operate free of creditor claims.
The following table provides details of equity awards granted to Mr. Messinger under his employment agreement since he joined the Company:
Date of Grant	Years Vesting	Shares Granted	Grant Date Fair Value per share	Grant Date Fair Value	Performance contingencies for award
11/6/2013	0	250,000	$5.18	$1,295,000	Granted upon the effectiveness of the Company’s filing of an Amended and Restated Certificate of Incorporation
3/31/2014	3	476,190	$6.25	$2,976,188
Contingent upon delivering (i) a favorable resolution on payment/deferral of payment to Syms and Filene’s and (ii) a credible plan for the development, lease or sale of Westbury, NY and Paramus, NJ properties

3/31/2014	3	363,095	$6.25	$2,269,344	Contingent upon delivering a credible plan for the development, lease or sale of Trinity Place property
12/31/2014	3	363,095	$7.00	$2,541,665
Contingent upon delivering (i) a favorable resolution on payment/deferral of certain claims of Filene’s and (ii) a credible plan for the development, lease or sale of West Palm Beach, FL and Secaucus, NJ properties

3/31/2015	3	363,095	$7.05	$2,559,820	No contingency
1/28/2016	3	363,095	$5.98	$2,171,308
Contingent upon payments of the Initial Majority Shareholder and Subsequent Majority Shareholder by December 31, 2015; while conditions were not met at that time, the award was granted as Company had sufficient cash on hand to make the payments which were ultimately made at a discounted amount in March 2016

1/28/2016	5	250,000	$5.98	$1,495,000	No contingency
1/28/2016	3	541,074	$5.98	$3,235,623
Granted to maintain CEO’s proportionate ownership interest (per employment agreement), concurrent with the Common Stock Rights Offering in December 2015, which resulted in issuance of additional shares of Company’s common stock

Mr. Messinger’s employment with the Company has been and continues to be critical to the Company’s success. He has continually exhibited his commitment to the Company through personal share purchases in April 2015, December 2015, April 2017, May 2017, December 2017 and February 2018 and has never sold any of his Trinity stock. Since his hiring, Mr. Messinger has completed, among others, the following two crucial tasks:
•
Led the Company in negotiating favorable resolutions in respect of outstanding claims, culminating in significant savings for the Company and a general unsecured claims satisfaction; and

•
Led the Company in the sale of various assets, including the Company’s former headquarters, and in a number of transactions at prices substantially greater than initially anticipated.

Together, these actions have resulted in both the successful repayment of all the Company’s claimholders, as well as increased residual value for the Company’s stockholders. Due to Mr. Messinger’s efforts in steering Trinity through the post-bankruptcy reorganization, the Company has since re-commenced accounting as a going concern, listed its shares on the NYSE American market and been added to the Russell 2000. In 2017, he continued to lead the company through its long-term strategic plan by continuing the pre-development and development of the Company’s most significant asset, a former Syms site located in downtown Manhattan, redeveloping the Company’s remaining properties to increase their value, raising equity and debt capital and commencing new investment activity.
The Company anticipates that it will amend its employment agreement with Mr. Messinger, or enter into a new employment agreement with him, later in 2018, which the Company expects would be more reflective of the Company’s current status and business.
Tax Implications
Section 162(m) of the Code (as amended by the Tax Cut and Jobs Act of 2017) imposes a $1,000,000 cap on federal income tax deductions for compensation paid to our NEOs during any fiscal year. Our Compensation Committee considers these requirements when designing compensation programs for our NEOs and remains cognizant of the changes to federal tax law, in particular the elimination of the exception to the deductibility limit for qualifying “performance-based compensation” for taxable years beginning after December 31, 2017. However, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under Section 162(m). Rather, it considers the available alternatives and acts to preserve the deductibility of compensation in its discretion to the extent reasonably practicable and consistent with its other compensation objectives. The Compensation Committee may, in its discretion, approve compensation that will not meet these requirements when it determines that such payments are in the best interests of the Company and our stockholders, such as to ensure competitive levels of total compensation for the NEOs.
Compensation Committee Report
The following report of the Compensation Committee does not constitute soliciting material and should not and will not be deemed filed or incorporated by reference into any other Company filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this report by reference therein.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and with the Committee’s independent compensation consultant. Based on this review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
Alexander C. Matina, Chair
Alan Cohen
Joanne Minieri

Summary Compensation Table
The following table sets forth information concerning all compensation awarded to, earned by or paid to our named executive officers, for all services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2017 and December 31, 2016, the ten month transition period from March 1, 2015 to December 31, 2015 (fiscal year 2015) and the fiscal year ended February 28, 2015 (fiscal year 2014):
Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Award		All Other Compensation	Total
Matthew Messinger President and Chief Executive Officer	2017	$750,000	$500,000		$208,500(1)	$12,836(5)	$1,471,336
	2016	$750,000	$500,000		$7,359,431(2)	$12,636(6)	$8,622,067
	2015	$592,308(18)	$500,000(18)		$2,559,820(3)	$10,598(7)	$3,662,726
	2014	$700,000	$250,000		$7,787,196(4)	$14,067(8)	$8,751,263
Steven Kahn Chief Financial Officer	2017	$290,000	$245,000		$63,910(1)	$12,699(9)	$611,609
	2016	$290,000	$120,000	$	—(2)	$12,499(10)	$422,499
	2015(12)	$78,077(13)	$25,000(13)		$201,000(3)	$5,159(11)	$309,236
Richard G. Pyontek Chief Accounting Officer, Treasurer and Secretary(14)	2017	$167,500	$55,000	$	—(1)	$9,191(15)	$231,691
	2016	$164,000	$55,000		$66,125(2)	$9,051(16)	$294,176
	2015	$138,769(19)	$53,333(19)	$	—(3)	$7,790(17)	$199,892
	2014	$160,615	$53,333	$	—(4)	$9,808(18)	$223,756

(1)
The amount reflected in the table represents the aggregate grant date fair value of stock awards granted and calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions refer to Note 12, “Stock-Based Compensation” of the Company’s financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

(2)
The amount reflected in the table represents the aggregate grant date fair value of stock awards granted and calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions refer to Note 12, “Stock-Based Compensation” of the Company’s financial statements in the Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

(3)
The amount reflected in the table represents the aggregate grant date fair value of stock awards granted and calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions refer to Note 12, “Stock-Based Compensation” of the Company’s financial statements in the Transition Report on Form 10-KT for the ten months ended December 31, 2015.

(4)
The amount reflected in the table represents the aggregate grant date fair value of stock awards granted and calculated in accordance with FASB ASC Topic 718. For additional information on the valuation assumptions refer to Note 12, “Stock-Based Compensation” of the Company’s financial statements in the Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

(5)
The amount shown includes $2,036 for life insurance premiums and $10,800 for 401(k) plan matching contributions.

(6)
The amount shown includes $2,036 for life insurance premiums and $10,600 for 401(k) plan matching contributions.

(7)
The amount shown includes $2,036 for life insurance premiums and $8,562 for 401(k) plan matching contributions.

(8)
The amount shown includes $2,036 for life insurance premiums and $12,031 for 401(k) plan matching contributions.

(9)
The amount shown includes $1,899 for life insurance premiums and $10,800 for 401(k) plan matching contributions.

(10)
The amount shown includes $1,899 for life insurance premiums and $10,600 for 401(k) plan matching contributions.

(11)
The amount shown includes $474 for life insurance premiums and $4,685 for 401(k) plan matching contributions.

(12)
Mr. Kahn’s employment with the Company commenced on September 21, 2015.

(13)
Represents the pro-rated annual salary based on an annual salary of  $290,000 and a pro-rated bonus based on his start date of September 21, 2015.

(14)
As of September 21, 2015, Mr. Pyontek ceased to serve as Chief Financial Officer of the Company. Mr. Pyontek continues to serve as Chief Accounting Officer of the Company.

(15)
The amount shown includes $2,491 for life insurance premiums and $6,700 for 401(k) plan matching contributions.

(16)
The amount shown includes $2,491 for life insurance premiums and $6,560 for 401(k) plan matching contributions.

(17)
The amount shown includes $2,491 for life insurance premiums and $5,299 for 401(k) plan matching contributions.

(18)
The amount shown includes $2,399 for life insurance premiums and $7,409 for 401(k) plan matching contributions.

(19)
Pro-rated for the 10-month transition period.

Grants of Plan-Based Awards Table
The following table sets forth information concerning grants of plan-based awards, which includes grants made under our Stock Incentive Plan as well as individually negotiated plans, made to our named executive officers during the year ended December 31, 2017:
Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Award(1) ($)
Matthew Messinger	12/31/2017	30,000	208,500(2)
Steven Kahn	1/15/2017	7,000	63,910(3)
Richard Pyontek	—	—	—

(1)
The grant date fair value for RSUs is measured based on the closing price of our Common Stock on the date of grant.

(2)
The closing price of our Common Stock on December 29, 2017 was $6.95.

(3)
The closing price of our Common Stock on January 5, 2017 was $9.13.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information relating to outstanding equity awards for each named executive officer outstanding as of December 31, 2017:
Named Executive Officer	Number of Units of Stock that have not Vested (#)	Market Value of Units of Stock that have not Vested ($)(4)
Matthew Messinger	612,185(1)	4,254,788
Steven Kahn	17,000(2)	118,150
Richard Pyontek	6,250(3)	43,438

(1)
Pursuant to his employment agreement, Mr. Messinger has received grants of restricted stock units reflecting the terms set forth therein (the “RSU Awards”). See “Executive Compensation — Compensation of Matthew Messinger, President and Chief Executive Officer.” Each grant typically vests over three years. The vesting and settlement dates of Mr. Messinger’s outstanding RSU Awards are as follows, subject to the terms of his employment agreement:

Vesting Date	Number of RSUs	Settlement Date
March 31, 2018	151,092	99,077 RSUs within 30 days of vesting 52,015 RSUs within two years and 30 days of vesting
December 31, 2018	264,425	93,333 RSUs within 30 days of vesting 10,000 RSUs within one year and 30 days of vesting 109,077 RSUs within two years and 30 days of vesting 52,015 RSUs within four years and 30 days of vesting
December 31, 2019	103,333	93,333 RSUs within 30 days of vesting 10,000 RSUs within one year and 30 days of vesting
December 31, 2020	93,334	93,334 RSUs within two years and 30 days of vesting
(2)
Granted pursuant to RSU agreements dated as of September 21, 2015 and January 5, 2017. Of the 17,000 unvested RSUs, 3,500 RSUs vested on January 5, 2018, 10,000 RSUs vest on September 21, 2018 and 3,500 RSUs vest on January 5, 2019, subject to the terms of the applicable agreements.

(3)
Granted pursuant to an RSU agreement dated as of January 21, 2016, effective as of January 6, 2016. 6,250 RSUs vested on January 6, 2018, pursuant to the terms of the RSU agreement.

(4)
Calculated based on $6.95 per share, which was the closing market price per share of our Common Stock as reported on the NYSE American on December 29, 2017.

Stock Vested in 2017
The following table shows information regarding stock awards that vested during the year ended December 31, 2017. Value realized on vesting is calculated based on the closing price of our Common Stock on the vesting date.
Named Executive Officer	Stock Awards Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Matthew Messinger	822,519	5,896,631
Steven Kahn	10,000	69,700
Richard Pyontek	6,250	50,313

Potential Payments upon Termination or Change in Control
Matthew Messinger
In the event Mr. Messinger’s employment is terminated by the Company other than for cause, death or disability or if Mr. Messinger terminates his employment for good reason (as such terms are defined in the employment agreement), subject to his execution of a release of claims, he would be entitled to the following: (i) a lump sum payment equal to (1) the number of full twelve month periods Mr. Messinger was employed multiplied by (2) the sum of  (x) six months base salary and (y) 50% of the average bonus paid to Mr. Messinger for the three calendar years prior to the date of termination, subject to a minimum and a maximum amount of  $350,000 and $2,800,000, respectively, (ii) acceleration of vesting of any unvested RSU Award and any other equity awards that have been granted as of the date of termination, (iii) to the extent Mr. Messinger has not been granted all the RSU Awards provided for in the amended employment agreement, the grant and immediate vesting of RSU Awards covering 30,000 shares, and (iv) payment of an amount equal to the monthly premium for COBRA continuation coverage under our health, dental and vision plans for eighteen (18) months. If such termination of employment occurs within 60 days prior to or within 12 months following a change of control (as that term is defined in the employment agreement), Mr. Messinger will also be entitled to the grant and immediate vesting of any RSU Awards that have not been granted as of the date of termination.
In the event that Mr. Messinger’s employment terminates due to his death or disability, the portion of any outstanding RSU Awards that would have vested during the 24-month period immediately following the termination of employment, will become vested as of the date of termination of employment.
The following describes the estimated amounts Mr. Messinger would have received if the termination event specified had occurred at December 31, 2017:
	Voluntary Resignation or Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)	Termination Due to Death or Disability
Cash Payments
Severance Bonus Amount	$—	$1,687,500	$1,687,500	$—
Benefits & Perquisites
Health and Welfare Benefits	$—	$57,983	$57,983	$57,983
Long-Term Incentive Compensation
Value of Accelerated RSUs(A)	$—	$4,254,686	$4,671,686	$3,606,012
Total Value of Payments and Benefits	$—	$6,000,169	$6,417,169	$3,663,995

(A)
Calculated based on $6.95 per share, which was the closing market price per share of our Common Stock as reported on the NYSE American on December 29, 2017.

Steven Kahn
In the event Mr. Kahn’s employment is terminated by the Company without cause (as defined in the employment agreement), the portion of the RSUs that would have vested on the vesting date immediately following such termination shall vest. In the event Mr. Kahn’s employment is terminated by the Company without cause within six months following a change of control of the Company (as defined in the RSU agreement), all of the unvested RSUs will immediately vest. If Mr. Kahn’s employment is terminated by the Company without cause (as reasonably determined by the Company), we will pay Mr. Kahn a minimum severance amount equal to the product of his weekly salary multiplied by 12.

The following describes the estimated amounts Mr. Kahn would have received if the termination event specified had occurred at December 31, 2017:
	Voluntary Resignation or Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	Termination Without Cause or for Good Reason (w/ Change in Control)	Termination Due to Death or Disability
Cash Payments
Severance Bonus Amount	$—	$66,923	$66,923	$—
Benefits & Perquisites
Health and Welfare Benefits	$—	$—	$—	$—
Long-Term Incentive Compensation
Value of Accelerated RSUs(A)	$—	$93,825	$118,150	$—
Total Value of Payments and Benefits	$—	$160,748	$185,073	$—

(A)
Calculated based on $6.95 per share, which was the closing market price per share of our Common Stock as reported on the NYSE American on December 29, 2017.

Richard Pyontek
In the event Mr. Pyontek’s employment is terminated by the Company without cause (as defined in the RSU agreement), all of his unvested RSUs will vest immediately. In accordance with his offer letter, Mr. Pyontek is entitled to severance equal to three months base salary should his employment be terminated without cause due to the sale of the Company.
The following describes the estimated amounts Mr. Pyontek would have received if the termination event specified had occurred at December 31, 2017:
	Voluntary Resignation or Termination for Cause or Without Good Reason	Termination Without Cause or for Good Reason	Termination Without Cause (w/Sale of the Company)	Termination Due to Death or Disability
Cash Payments
Severance Bonus Amount	$—	$—	$41,825	$—
Benefits & Perquisites
Health and Welfare Benefits	$—	$—	$—	$—
Long-Term Incentive Compensation
Value of Accelerated RSUs(A)	$—	$43,438	$43,438	$—
Total Value of Payments and Benefits	$—	$43,438	$85,263	$—

(A)
Calculated based on $6.95 per share, which was the closing market price per share of our Common Stock as reported on the NYSE American on December 29, 2017.

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Matthew Messinger, our President and Chief Executive Officer:
For 2017, our last completed fiscal year:
•
The median of the total annual compensation for all employees of our company (other than our CEO) was $231,691: and,

•
The annual total compensation of our CEO was $1,471,336.

Based on this information, for 2017 the ratio of the annual total compensation of Mr. Messinger, our President and Chief Executive Officer, to the median of the annual total compensation of all employees was 6.4 to 1.
To identify the median of the annual total compensation of all our employees, excluding our CEO, as well as to determine the annual total compensation of our “median employee” and our CEO, the methodology and the material assumptions, adjustments and estimates that we used were as follows:
1.
We determined that, as of December 31, 2017, our total employee population, including our CEO, consisted of 10 individuals, all of whom are located within the United States. This employee population included nine full-time employees and one part-time employee (not included in the ratio calculation). We did not employ any temporary or seasonal employees during 2017. We selected December 31, 2017 as the date upon which we would identify the “median employee” because it enabled us to make such identification in a reasonably efficient and economical manner.

2.
We determined our “median employee” using “total compensation” for the full year 2017, with “total compensation” consisting of the elements of each employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K. Since all our employees are located in the United States, as is our CEO, we did not make any cost-of-living adjustments in identifying the “median employee.”

3.
With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following tables set forth certain information regarding the beneficial ownership of our voting securities as of April 20, 2018 of  (i) each person known to us to beneficially own more than 5% of our voting securities, (ii) each director and director nominee of the Company, (iii) each named executive officer and (iv) all directors and executive officers of the Company as a group. Except as otherwise described in the notes below, to our knowledge, the beneficial owners have sole voting power and sole investment power with respect to all shares set forth opposite their respective names.
Ownership of Common Stock
Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
Executive Officers and Directors
Matthew Messinger	873,250(3)	2.8%
Steven Kahn	15,313	*
Richard G. Pyontek	16,132	*
Jeffrey B. Citrin	31,223	*
Alan Cohen	14,868	*
Alexander C. Matina	15,643	*
Joanne M. Minieri	101,923	*
Keith Pattiz	10,395	*
All Executive Officers and Directors as a Group (8 Persons)	1,078,747(3)	3.4%
Greater than 5% Stockholders
Third Avenue Management LLC	4,928,780(4)	15.6%
MFP Partners, L.P.	4,464,896(5)	14.2%
Marcato Capital Management LP	3,815,332(6)	12.1%
DS Fund I LLC	2,581,504(7)	8.2%
Horse Island Partners, LLC	1,689,138(8)	5.4%

* Represents less than 1% of the shares outstanding.
(1)
The business address of the individuals named in this table is c/o Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173.

(2)
As of April 20, 2018, a total of 31,554,643 shares of Common Stock were outstanding.

(3)
Includes 73,176 shares of Common Stock issuable upon the net share settlement of vested RSUs within 60 days of April 20, 2018.

(4)
Includes 4,556,285 shares of Common Stock held by Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund and 372,495 shares of Common Stock held by GemCap Investment Funds plc, on behalf of Third Avenue Real Estate Value Fund. Third Avenue Management LLC is a registered investment advisor that acts as an adviser to clients including GemCap Investment Funds plc, on behalf of Third Avenue Real Estate Value Fund, and Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund. GemCap Investment Funds plc, on behalf of Third Avenue Real Estate Value Fund, is an investment company incorporated under the Irish Companies Act 2014 and authorized by the Central Bank of Ireland pursuant to the European Communities (Undertakings for Collective Investment in Transferable Securities) Regulations, 2011. Third Avenue Management LLC has sole voting and dispositive power over all of the shares. The chair of our audit committee, Joanne M. Minieri, was appointed to our Board of Directors by Third Avenue Trust, on behalf of Third Avenue

Real Estate Value Fund, but is not a representative of Third Avenue Management LLC, GemCap Investment Funds plc, on behalf of Third Avenue Real Estate Value Fund, or Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund. The address of Third Avenue Management LLC is 622 Third Avenue, New York, NY 10017.
(5)
MFP Investors LLC is an investment adviser and serves as the general partner of MFP Partners, L.P. (“MFP Partners”). Michael F. Price is the managing partner of MFP Partners and the managing member and controlling person of MFP Investors LLC. Alexander C. Matina, a director of the Company, is Vice President of Investments of MFP Investors LLC. The address of MFP Partners, L.P. is 909 Third Avenue, 33rd Floor, New York, NY 10022.

(6)
All information regarding Marcato Capital Management LP (“Marcato”) is based on information disclosed in a Statement of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC on September 29, 2017. The securities are held in the account of Marcato International Master Fund, Ltd. (the “Fund”) and may be deemed to be beneficially owned by (i) Marcato, the investment manager of the Fund, and (ii) Richard McGuire III, the managing member of Marcato. Each of Marcato and Richard McGuire III disclaims beneficial ownership of these reported securities except to the extent of its pecuniary interest therein. The address of Marcato is One Montgomery Street, Suite 3250, San Francisco, CA 94104.

(7)
All information regarding DS Fund I LLC (“DS Fund”) is based on information disclosed in a Schedule 13D/A filed with the SEC on February 21, 2017. DS Fund is ultimately owned by Bharat Desai and Neerja Sethi through an intervening limited liability company, DS Investco LLC. The address of DS Fund is 1001 Brickell Bay Dr., Suite 3102A, Miami, FL 33131.

(8)
All information regarding Horse Island Partners, LLC is based on information disclosed in a Schedule 13G/A filed with the SEC on February 26, 2018. Thomas D. O’Malley, Jr. is the managing member of Horse Island Partners, LLC. The address of Horse Island Partners, LLC is 222 Lakeview Ave., Suite 1510, West Palm Beach, FL 33401.

Ownership of Special Stock
The following table sets forth as of April 20, 2018, the name and address of the holder of the one share of our Special Stock:
Title of Class	Beneficial Owner	Number of Shares of Special Stock Beneficially Owned	Percent of Class
Special Stock	Third Avenue Trust, on behalf of Third Avenue Real Estate Value Fund 622 Third Avenue New York, NY 10017	1	100%

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of our Board has appointed the firm of BDO USA, LLP as our independent registered public accounting firm for the year ending December 31, 2018, subject to ratification by our stockholders at the Annual Meeting. Should BDO USA, LLP be unable to perform these services for any reason, the Audit Committee will appoint another independent registered public accounting firm to perform these services. Representatives of the firm of BDO USA, LLP, our independent registered public accounting firm for year ended December 31, 2017, are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders, if any.
Fees Paid to Independent Registered Public Accounting Firm for 2017 and 2016
The following is a summary of the fees billed to us by BDO USA, LLP for professional services rendered for the years ended December 31, 2017 and December 31, 2016:
Fees Category	Year Ended December 31, 2017	Year Ended December 31, 2016
Audit Fee	$199,500	$190,000
Audit Related Fees	$40,914	$27,506
Tax	$23,000	$23,000
Total Fees	$263,414	$240,506

Audit Fees
BDO USA, LLP billed aggregate fees of  $199,500 for professional services rendered for the audit of our financial statements for the year ended December 31, 2017, the audit of internal controls and the quarterly reviews of the financial statements included in our Forms 10-Q during this period. BDO USA, LLP billed aggregate fees of  $190,000 for professional services rendered for the audit of our financial statements for the year ended December 31, 2016, the audit of internal controls and the quarterly reviews of the financial statements included in our Forms 10-Q during this period.
Audit-Related Fees
“Audit-related fees” include fees billed for assurance and related services that are reasonably related to the performance of the audit and not included in the “audit fees” mentioned above. BDO USA, LLP billed aggregate fees of  $40,914 and $27,506 for audit-related fees for the year ended December 31, 2017 and December 31, 2016, respectively. The fees for the year ended December 31, 2017 related to the Registration Statement on Form S-3 related to our Common Stock rights offering, an “at-the-market” equity offering program to sell up to an aggregate of  $12.0 million of our Common Stock and consultation related to Code Section 382. The fees for the year ended December 31, 2016 related to the Registration Statement on Form S-3 related to our Common Stock rights offering, an “at-the-market” equity offering program to sell up to an aggregate of  $12.0 million of our Common Stock and consultation related to Code Section 382.
Tax Fees
BDO USA, LLP billed aggregate fees of  $23,000 and $23,000 during the year ended December 31, 2017 and December 31, 2016, respectively, for tax compliance, tax advice and tax planning.
All Other Fees
The “audit fees,” “audit-related fees,” and “tax fees” mentioned above were the only fees billed by BDO USA, LLP during the years ended December 31, 2017 and December 31, 2016.

Pre-Approval Policy
Pursuant to the rules and regulations of the SEC, before our independent registered public accounting firm is engaged to render audit or non-audit services, the engagement must be approved by our Audit Committee or entered into pursuant to a pre-approval policy. The Audit Committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories — audit, audit-related, tax services or, to the extent permitted by law, other services — that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. To ensure prompt handling of unexpected matters, the Audit Committee has delegated to the Chair of the Audit Committee the authority to amend or modify the list of pre-approved non-audit services and fees. The Chair will report action she has taken to the Audit Committee at the Audit Committee’s next scheduled meeting. The Audit Committee may also delegate pre-approval authority to one or more of its members, who shall report any pre-approval decisions to the Audit Committee at the Audit Committee’s next scheduled meeting. All audit and non-audit services performed by BDO USA, LLP were pre-approved by our Audit Committee during the year ended December 31, 2017.
THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR”
THE RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE YEAR ENDING DECEMBER 31, 2018

PROPOSAL 3 — ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
The Company is providing an advisory vote on executive compensation to stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company’s named executive officers, as described in the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this proxy statement. We also held our first advisory vote on the frequency of future say on pay votes at our 2015 annual meeting of stockholders. In accordance with the recommendation of the holders of our Common Stock, our Board of Directors has currently determined to include an advisory stockholder vote on the compensation of our named executive officers in the Company’s proxy materials every three years until the next required advisory vote on the frequency of future advisory votes on the compensation of our named executive officers, which will occur no later than our annual meeting of stockholders in 2021.
The vote on this resolution is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our named executive officers generally, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC. Because the vote is advisory, it will not be binding upon the Board of Directors and we will not be required to take any action as a result of the outcome of the vote. We ask that you support the compensation of our NEOs as disclosed under the heading “Executive Compensation,” including the “Compensation Discussion and Analysis” section and the accompanying compensation tables and related narrative disclosure.
As described in more detail under the heading “Compensation Discussion and Analysis,” we believe that the Company’s executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Board of Directors believes the Company’s executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders’ long-term interests.
For the reasons set forth above, and the others described elsewhere in this proxy statement, the Board of Directors recommends approval of the following non-binding resolution:
RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the SEC in the Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this Proxy Statement.
THE BOARD RECOMMENDS A VOTE “FOR” THIS PROPOSAL
TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

OTHER MATTERS
Our Board knows of no other matters that may be properly presented for consideration by the stockholders at the Annual Meeting. If any other matters do properly come before the meeting, however, the persons appointed in the accompanying proxy intend to vote the shares represented by such proxy in accordance with their best judgment.
ANNUAL REPORT TO STOCKHOLDERS
The Annual Report (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those stockholders that received a copy of the proxy materials in the mail. For those stockholders that received the notice of internet availability of proxy materials, this proxy statement and our Annual Report are available at our website at trinityplaceholdings.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com, a “cookie-free” website that does not identify visitors to the site. A copy of our Annual Report filed with the SEC will be provided to stockholders without charge upon written request directed to our Corporate Secretary at 340 Madison Avenue, Suite 3C, New York, New York 10173. Upon your request, we will provide you with a copy of the exhibits to the Annual Report. You may be responsible for our reasonable expenses in furnishing such exhibits. The Company makes available on or through our website free of charge our Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to such reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as soon as reasonably practicable after filing. You can also access our Annual Reports on Form 10-K and other periodic filings we make with the SEC from the EDGAR database at www.sec.gov.
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement or annual report to multiple stockholders sharing an address, unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or annual report, please notify us by sending a written request to Trinity Place Holdings Inc., 340 Madison Avenue, Suite 3C, New York, New York 10173 or by calling (212) 235-2190. You may also notify us to request delivery of a single copy of our annual report or proxy statement if you currently share an address with another stockholder and are receiving multiple copies of our annual report or proxy statement.
STOCKHOLDER PROPOSALS FOR THE 2019 ANNUAL MEETING
Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials at our 2018 annual meeting of stockholders, it must be received at our principal executive offices, 340 Madison Avenue, Suite 3C, New York, New York 10173, Attention: Corporate Secretary, not later than December 28, 2018. In order to avoid controversy, stockholders should submit proposals by means (including electronic) that permit them to prove the date of delivery.
If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by March 13, 2019, or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and therefore our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

The deadlines described above are calculated by reference to the date that proxy materials are first made available to stockholders of record for this year’s annual meeting. If the Board changes the date of next year’s annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

	For All	Withhold All	For All Except
The Board of Directors recommends you vote FOR the following:	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. Election of Directors

Nominees

01) Alexander C. Matina 02) Jeffrey B. Citrin

The Board of Directors recommends you vote FOR the following proposals.	For	Against	Abstain
2. To ratify the appointment of BDO USA, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2018.	☐	☐	☐
3. To approve, on an advisory basis, the compensation of the Company's named executive officers.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000381869_1 R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com

TRINITY PLACE HOLDINGS INC.
Annual Meeting of Stockholders
June 14, 2018 10:00 AM (EST)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Matthew Messinger and Steven Kahn, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRINITY PLACE HOLDINGS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 AM (EST) on June 14, 2018, at Convene at 101 Park Ave, New York, NY 10178, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted for the election of nominees listed on the reverse side to the Board of Directors and for proposals 2 and 3.

Continued and to be signed on reverse side

0000381869_2 R1.0.1.17